Exhibit 5.1(d)

November 16, 2009

Belo Corp.

P.O. Box 655237

Dallas, Texas 75265-5237

Re:	Belo Corp.
Registration Statement on Form S-3 (Registration No. 333-162058)
Belo Corp. 8.00% Senior Notes due 2016

Ladies and Gentlemen:

We have acted as counsel in the Commonwealth of Kentucky (“Kentucky”) to Belo Kentucky, Inc., a Kentucky corporation (the “Guarantor”), and as such have examined the Registration Statement on Form S-3 (Registration No. 333-162058) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 22, 2009, which was amended on November 2, 2009, of Belo Corp. (the “Company”), the Guarantor and the Company’s other direct and indirect wholly-owned subsidiaries (the “Additional Guarantors”) for the registration of the Company’s debt securities and guarantees of debt securities (the “Registration Statement”), in connection with the offering and sale by the Company of $275,000,000 principal amount of its 8.00% Senior Notes due 2016 (the “Securities”). The Securities are being issued pursuant to an Indenture dated as of June 1, 1997 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank (the “Trustee”), and a Supplemental Indenture to be dated as of November 16, 2009 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) among the Company, the Guarantor, the Additional Guarantors and the Trustee, and will be guaranteed on an unsecured subordinated basis by the Guarantor and each of the Additional Guarantors (the “Guarantees”).

I. Documents Reviewed and Defined Terms

In rendering the opinions set forth in this opinion (the “Opinion”), we have examined and relied on originals or copies of the following:

(a) an executed copy of that certain Underwriting Agreement dated as of November 10, 2009 (the “Underwriting Agreement”) by and among the Company, J.P. Morgan Securities Inc., in its capacity as representative (the “Representative”) for the several underwriters listed in Schedule 1 thereto (the “Underwriters”);

Belo Corp.

November 16, 2009

(b) an executed copy of the Indenture;

(c) the Securities;

(d) an executed copy of the Guarantees;

(e) the Articles of Incorporation of the Guarantor, as certified by the Secretary of State of Kentucky (the “Secretary of State”) on November 10, 2009 (the “Articles of Incorporation”);

(f) the Bylaws of the Guarantor (the “Bylaws”), as certified by the Secretary of the Guarantor;

(g) Certificate of Existence for the Guarantor, as issued by the Secretary of State on November 10, 2009 (the “Certificate of Existence”);

(h) resolutions of the Board of Directors of the Guarantor, adopted September 11, 2009, as certified by the Secretary of the Guarantor; and

(i) such other records of the Guarantor, certificates of officers of the Guarantor and documents as we have deemed relevant and necessary as the basis for the opinions set forth below.

As used in this Opinion, (i) “Applicable Laws” means the Kentucky Business Corporation Act (KRS 271B.1-010 et seq.) and those laws, rules and regulations of Kentucky and those federal laws, rules and regulations of the United States of America and interpretations thereof, in each case as they presently exist and that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws, federal communications laws, and the rules and regulations of the Financial Industry Regulatory Authority, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation and (ii) “Transaction Documents” means, collectively, the Underwriting Agreement, the Indenture, the Securities and the Guarantees.

II. Assumptions

As to any facts material to this Opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantor and others.

Belo Corp.

November 16, 2009

In rendering this Opinion, we have, with your permission, made and relied on the following additional assumptions:

(a) We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as facsimile, electronic, certified, photostatic, or conformed copies, and the authenticity of the originals of such documents.

(b) In making our examination of the executed Transaction Documents, we have assumed that each of the parties to the Transaction Documents, other than the Guarantor, was duly organized, validly existing and in good standing under the state of its incorporation or formation and that each such party had the power, corporate or other, to enter into and perform all of such party’s obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

III. Opinions

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

1. Based solely on the Certificate of Existence and a search of the Secretary of State’s website as of the date of this Opinion, the Guarantor is a validly existing corporation under the laws of Kentucky.

2. The Guarantor has the corporate power and authority to execute and deliver the Underwriting Agreement and the Indenture and to perform its obligations, including the Guarantee, thereunder.

3. The execution, delivery and performance by the Guarantor of the Underwriting Agreement have been duly authorized by all necessary corporate action. The Underwriting Agreement has been duly executed and delivered by the Guarantor.

4. The execution, delivery and performance by the Guarantor of the Indenture, including the Guarantee, have been duly authorized by all necessary corporate action. The Indenture has been duly executed and delivered by the Guarantor.

Belo Corp.

November 16, 2009

IV. Qualifications

Our opinions are limited by and subject to the following:

(a) Our opinions are based solely upon the Applicable Laws. We assume no obligation to revise or supplement this Opinion in the event of future changes in such Applicable Laws or the interpretations thereof. We express no opinion concerning the laws of any other jurisdiction or whether such laws may apply, under a conflict of laws analysis or otherwise.

(b) Our opinions are subject to the effects of applicable bankruptcy, insolvency, reorganization, receivership, liquidation, conservatorship, reorganization, moratorium and other federal or state laws or constitutions in effect from time to time affecting the rights and remedies of creditors generally, including, without limitation, fraudulent conveyance laws, preferential conveyance laws, and judicially developed doctrines relevant to any of the foregoing laws.

(c) Our opinions are also subject to general principles of equity (whether considered in a proceeding in equity or at law), including, without limitation, equitable defenses, limitations on the availability of equitable remedies, and concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, and similar doctrines affecting the enforceability of agreements generally.

(d) We express no opinion regarding the applicability or effect of the Trustee’s compliance with any state or federal laws applicable to the transactions contemplated by the Indenture because of the nature of the Trustee’s business.

(e) We express no opinion regarding any federal or state communications laws or regulations.

We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on November 16, 2009. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ STITES & HARBISON, PLLC

CCB/DES